Exhibit 10.1

Employment Contract

This Employment Contract of Chief Financial Officer (this “Contract”) is entered into by and between the following parties as of August 1, 2013 in Wuxi, the People’s Republic of China (the “PRC”).

Party A: Comjoyful International Company

Address: J4-2-12, Diplomatic Residence Compound, No.1 Xiushui Street, Jianguomen Wai, Chaoyang District, Beijing 100600, China

Party B: G. Michael BENNETT

Home Address:

20 Edelweiss

Rancho Santa Margarita, California

USA 92668

ID/Passport Number:

Chapter 1- General Provisions

1.	Pursuant to the PRC Labor Law (hereinafter the “Labor Law”), the PRC Employment Contract Law (hereinafter the “Employment Contract Law”) and other relevant regulations, in consideration of the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Party A and Party B (collectively referred to as the "Parties") hereby agree as follows:

Chapter 2- Term

2.	This Contract shall be a contract with a fixed term of 6 months, from August 1, 2013 ("Starting Date") to January 31, 2014.

Chapter 3- Scope of Work

3.	Party B agrees to assume the position of Chief Financial Officer on a part time basis. The position duty as prescribed by Exhibit A. The main work location of Party B shall be Corporate Headquarters in Wuxi, PRC.

Chapter 4- Duties of Party B

4.	Party B hereby agrees that, in addition to the duties and responsibilities otherwise set forth herein, during the term of this Contract, Party B shall:

perform his/her duties hereunder faithfully and diligently to the overall satisfaction of Party A in accordance with the terms hereunder, the rules and policies of Party A and the applicable laws and regulations, engage in no activities which are in violation of any PRC laws or regulations or may be prejudicial to the interests of Party A, and seek no personal gains, directly or indirectly, by utilizing his/her position or power in Party A.

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Chapter 5- Remuneration

5.1 The agreed remuneration is to be at the rate of 30,000 rmb per month prior to the merger into the shell. Party A shall pay airfare for commuting between Beijing and Wuxi.

5.2 Party B shall be responsible for the payment of due and payable individual income tax resulting from the salary and other remuneration paid by Party A in accordance with the relevant PRC laws and regulations. Party A, as the withholding person, shall withhold the individual income tax and other due and payable tax of Party B prior to paying the remuneration to Party B as required by law.

Chapter 6- Insurance, Welfare and Leave

6. The Parties shall pay premiums for social security insurance schemes such as Pension, Unemployment, Medical Insurance, etc. in accordance with the relevant PRC laws and regulations.

Chapter 7- Confidentiality

7. Party B shall keep the proprietary and confidential information of Party A confidential and shall abide by any confidentiality rules set forth by Party A. Party B shall not take, use of or disclose any material or information of Party A to any third party except on behalf of Party A's and with Party A's prior written consent. Party B shall, at the request of Party A, execute and abide by the Confidentiality and Non-Competition Agreement in substance and form attached hereto as Appendix III (the "Confidentiality Agreement"). Where Party B breaches the competition restriction obligation under the Confidentiality Agreement, Party B shall pay liquidated damages to Party A in accordance with the Confidentiality Agreement.

Chapter 8- Modification, Termination and Extension of the Employment Contract

8.1 This Contract may be terminated upon mutual agreement between Party A and Party B in writing.

8.2 Party A may terminate this Contract by serving 30 days' prior written notice to Party B or giving Party B one month’s salary in lieu of notice in any one of the following circumstances:

(i)	where Party B, after undergoing a legally prescribed period of medical treatment and recuperation for an illness or a non-work-related injury, remains unable to carry out the original job, and is also unfit for the job otherwise assigned to Party B by Party A;

(ii)	where this Contract cannot be performed due to any major changes of any objective circumstances under which this Contract was concluded, and following consultation, Party A and Party B cannot agree upon the necessary modification to be made to this Contract.

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8.3	The term "major changes of any objective circumstances" stipulated includes but not limited to:

(i)	Merger of Party A into another business entity, or sale or transfer by Party A of substantial portion of the assets it owns to other enterprises or third parties;

(ii)	Declaration of bankruptcy, dissolution or liquation by Party A;

(iii)	Laws or regulations newly promulgated by the government that makes either Party or both Parties not able to perform this Contract.

8.4	Party B may resign his job and terminate this Contract during the Contract term with a prior written notice of 30 days to Party A.

8.5 Upon the termination of this Contract, Party B shall cease conducting any activities on Party A's behalf or complete the uncompleted matters pursuant to Party A's request, and settle all accounts with Party A. Party B shall, within 3 days of the termination of this Contract, return all the property and hand over all files and documents (including but not limited to written documents and electronic documents) he has in his possession but is the property of Party A, and Party A may carry out the resign procedures with the confirmation of the aforesaid properties, files and documents and issue resign consent letter .

Chapter 9- Economic Compensation and Repayment

9	Party A shall provide economic compensation and/or medical subsidies to Party B pursuant to relevant laws and regulations in case Party A terminates this Contract .

Chapter 10- Settlement of Labor Disputes

10	This Agreement shall be governed by the laws of the PRC. Any dispute arising out of the interpretation and performance of this contract shall be settled through friendly consultation between the Parties. If the parties fail to reach a solution through friendly consultation, one or both parties can bring such dispute to the competent Labor Dispute Arbitration Commission in accordance with law. In case the parties have no disagreement to the arbitral award of such Labor Dispute Arbitration Commission, such arbitral award is final and binding upon the Parties. In case any party is not satisfied with the decision of the arbitration, the party may bring a lawsuit to the court having jurisdiction, unless otherwise stipulates by law.

Chapter 11- Miscellaneous

11	Party B has been aware of and agreed to abide by the Working Rules, which will be provided to Party B from time to time, and shall be of the same legal validity with this Contract. However, this Contract shall prevail in the event of any conflict between the Working Rules and this Contract.

12	Party A may at its own discretion request Party B to enter into a Confidentiality and Non-competition Agreement.

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13	The invalidity and non-enforcement of any provision of this Contract shall not affect the validity of any other provision of this Contract.

14	Failure or delay of any Party hereto to exercise a right under this Contract shall not constitute a waiver thereof.

15	If there is any conflict between this Contract and the relevant laws and/or regulations, the provisions of the relevant laws and/or regulations shall prevail.

16	This Contract shall become effective from the date of the execution hereof.

17	This Contract is written in both Chinese and English. If the event of any conflict, the English version shall prevail.

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Party A: Comjoyful International Company By: /s/ Yazhong Liao Name: Yazhong Liao Date: August 9, 2013	Party B: Gene Michael Bennett By: /s/ Gene Michael Bennett Date: August 9, 2013

Appendix A

Description of Responsibilities

A brief summary of my responsibilities include:

• Ensuring that the company's financial statements are accurate, complete and filed on a timely basis as required by regulators such as the SEC;

• Developing, maintaining and monitoring the accounting and financial systems in accordance with USA GAAP and Chinese GAAP;

• Ensuring strong and acceptable Internal Controls as required by the SEC and SOX 404 and other international and requirements;

• Assisting in determining cash flow to ensure the company’s health, viability and ability to take advantage of opportunities;

• Assisting with the company’s projects and their oversight and management;

• Establishing a high degree of Corporate Governance to assist in the development of the company and in its international reputation;

• Utilizing my Chinese, USA and European connections and professional relations to the benefit of the company, this incudes my relations with attorneys, CPAs, investors, and governmental regulators such as the SEC.